Exhibit 99.1

HCW Biologics Announces 1-for-40 Reverse Stock Split

Miramar, FL – April 1, 2025 – HCW Biologics Inc. (the “Company” or “HCW Biologics”) (NASDAQ: HCWB), a clinical-stage biopharmaceutical company focused on discovering and developing novel immunotherapies to lengthen health span by disrupting the link between inflammation and age-related diseases, today announced that its Board of Directors has approved a 1-for-40 reverse stock split of the Company’s common stock, par value $0.0001 (“Common Stock”), which will be effective at 12:01 a.m. Eastern Time on April 11, 2025. The Company’s Common Stock will be traded on The Nasdaq Capital Market on a reverse split-adjusted basis beginning on April 11, 2025, under the Company’s existing trading symbol “HCWB.”

The reverse stock split is intended to regain compliance with the minimum bid price requirement of $1.00 per share of the Company’s Common Stock for continued listing on The Nasdaq Capital Market. The new CUSIP number following the reverse stock split will be 40423R204. The Company filed the relevant amendments to its Certificate of Incorporation with the Delaware Secretary of State on March 31, 2025 and April 1, 2025 to effect the reverse split.

The reverse stock split will affect all stockholders uniformly and will not alter any stockholder’s percentage ownership interest in the Company, except to the extent that the reverse stock split would otherwise result in any of the Company’s stockholders owning a fractional share as described in more detail below.

The reverse stock split will reduce the number of shares of Common Stock issued and outstanding from 44,934,120 to approximately 1,123,353. The total authorized number of shares of Common Stock will remain at 250,000,000 shares of Common Stock and the per-share par value will remain at $0.0001. No fractional shares will be issued in connection with the reverse stock split. Each stockholder who would otherwise be entitled to receive a fraction of a share of the Company’s Common Stock will instead receive one whole share of Common Stock.

As of the effective date of the reverse stock split, the number of shares of Common Stock available for issuance under the Company’s equity incentive plans and issuable upon the exercise of stock options and warrants outstanding immediately prior to the reverse stock split will be proportionately affected by the reverse stock split. The exercise prices of the Company’s outstanding options and warrants will be adjusted in accordance with their respective terms.

Equiniti Trust Company LLC (“Equiniti”), the Company’s transfer agent, will act as the exchange agent for the reverse stock split. Those Company stockholders who hold their shares in electronic form do not need to take any action, as the effect of the Reverse Stock Split will automatically be reflected in their accounts with Equiniti. Those stockholders who hold their shares in “street name” will receive instructions from their bank, broker, or nominee.

About HCW Biologics

HCW Biologics is a clinical-stage biopharmaceutical company focused on discovering and developing novel immunotherapies to lengthen health span by disrupting the link between chronic, low-grade inflammation, and age-related diseases, such as cancer, cardiovascular, diabetes, neurodegenerative, and autoimmune diseases, as well as other inflammatory conditions. The Company has combined a deep understanding of disease-related immunology with its expertise in advanced protein engineering to develop two drug discovery platforms, each with a novel backbone which is used to generate designer, novel multi-functional fusion molecules with immunotherapeutic properties. The Company’s legacy drug discovery platform is its TOBI™ (Tissue factOr-Based fusIon) discovery platform, which has a Tissue-Factor based backbone. It was used to create HCW Biologics’ molecules: HCW9218, HCW9302, HCW9206 and HCW9201. HCW9302 is a clinical-stage molecule, cleared by the FDA to be evaluated in patients with an autoimmune disorder. The Company’s second generation drug discovery and development platform, called the T-cell Receptor β Chain constant region (“TRBC”) platform, uses a unique protein-based backbone. Immunotherapeutics created with the Company’s two distinct drug discovery platforms have different characteristics and mechanisms of action, expanding the various pathways for treating senescence-associated disorders.

Forward-Looking Statements:

This press release contains forward-looking statements as that term is defined in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Statements in this press release that are not purely historical are forward-looking statements. Such forward-looking statements include, among other things, statements relating to the timing, consummation, and impact of the reverse stock split, the Company’s ability to regain compliance with Nasdaq’s minimum bid price requirement, and the actions of third parties, including Equiniti, with respect to the reverse stock split. Actual results could differ from those projected in any forward-looking statement due to numerous factors. Such factors include, among others, our ability to maintain compliance with Nasdaq’s continued listing rules. These forward-looking statements are made as of the date of this press release, and we assume no obligation to update the forward-looking statements, or to update the reasons why actual results could differ from those projected in the forward-looking statements, except as required by law. Investors should consult all of the information set forth herein and should also refer to the risk factor disclosure set forth in the reports and other documents we file with the Securities and Exchange Commission, or the SEC, available at www.sec.gov, including, without limitation, the Company’s most recent Annual Report on Form 10-K filed on March 28, 2025, and other SEC filings.

Company Contact:

Rebecca Byam

CFO

HCW Biologics Inc.

rebeccabyam@hcwbiologics.com